Exhibit 31.2
CERTIFICATIONS

I, Kevin J. Sierks, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Vera Bradley, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 30, 2016	/s/ Kevin J. Sierks
Kevin J. Sierks
Chief Financial Officer